As filed with the Securities and Exchange Commission on February 22, 2013

Registration Statement No. 333-169665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Renewable Energy Trade Board Corporation

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 10-11, West Tower, Shun Tak Centre

168-200 Connaught Road Central, Hong Kong

852-31112-8461

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

2730 Gateway Oaks Drive, Suite 100

Sacramento, California 95833

(800) 222-2122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: This Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (Registration No. 333-169665) is being filed to deregister all of the securities that remain unsold under the Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (Registration No. 333-169665) of Renewable Energy Trade Board Corporation (the “Company”).

Pursuant to the Registration Statement, the Company registered $30,000,000 of primary shares and 5,322,260 secondary shares (collectively, the “Shares”) of common stock. The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 22nd day of February 2013.

Renewable Energy Trade Board Corporation

By:	/s/ Alan Li
	Name:	Alan Li
	Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Li	Chairman of the Board, Executive Director and Chief Executive Officer (Principal Executive Officer)	February 22, 2013
Alan Li

/s/ Zhenwei Lu	Executive Director and Chief Operating Officer	February 22, 2013
Zhenwei Lu

/s/ Liao Lin-Hsiang	Independent Director	February 22, 2013
Liao Lin-Hsiang

/s/ Loong Cheong Chang	Independent Director	February 22, 2013
Loong Cheong Chang

/s/ Yezhong Ni	Independent Director	February 22, 2013
Yezhong Ni

/s/ Weidong Wang	Independent Director	February 22, 2013
Weidong Wang

/s/ Yu Keung Poon	Independent Director	February 22, 2013
Yu Keung Poon

/s/ Xinping Shi	Independent Director	February 22, 2013
Xinping Shi

/s/ Zhenwei Lu	Chief Financial Officer	February 22, 2013
Zhenwei Lu	(Principal Financial and Accounting Officer)